SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                 ------------

                                  FORM 8-K/A

                                CURRENT REPORT



      PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported): May 16, 2000



                             KEY TECHNOLOGY, INC.
              (Exact name of registrant as specified in charter)


             OREGON                    0-21820               93-0822509
(State or other jurisdiction of    (Commission File        (IRS Employer
         incorporation)                Number)          Identification No.)



                               150 AVERY STREET
                        WALLA WALLA, WASHINGTON 99362
             (Address of principal executive offices) (Zip Code)



                                (509) 529-2161
             (Registrant's telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

       The undersigned registrant, Key Technology, Inc. ("Key Technology" or the "Company") hereby amends Item 7 of its Current Report on Form 8-K, dated May 16, 2000 (initially filed with the Securities and Exchange Commission on May 31,
2000), to include the financial statements identified in Item 7 below. The initially filed Form 8-K described the Stock Purchase Agreement among the Company, Farmco, Inc., an Oregon corporation ("Farmco"), Ro-Tech, Inc., an Oregon corporation ("Ro-Tech") and John E. Mobley, an officer of each of Farmco and Ro-Tech and a principal shareholder of Farmco and the sole shareholder of Ro-Tech, and Nancy L. Mobley relating to the purchase by Key Technology of all of the outstanding Common Stock of each of Farmco and Ro-Tech.

ITEM 7. FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION.

       (a) Financial Statements of Business Acquired.

       The following combined financial statements of Farmco and Ro-Tech and the report of Deloitte & Touche, independent auditors, are included in this report:

       Independent Auditors' Report

       Combined Balance Sheets as of March 31, 2000 (unaudited) and December 31, 1999

       Combined Statements of Earnings for the Three Months Ended March 31, 2000 and 1999 (unaudited) and the Year Ended December 31, 1999

       Combined Statements of Shareholders' Equity for the Three Months Ended March 31, 2000 (unaudited) and the Year Ended December 31, 1999

       Combined Statements of Cash Flows for the Three Months Ended March 31, 2000 and 1999 (unaudited) and the Year Ended December 31, 1999

       Notes to Combined Financial Statements for the Three Months Ended March 31, 2000 and 1999 (unaudited) and the Year Ended December 31, 1999

INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
Key Technology, Inc.
Walla Walla, Washington

We have audited the accompanying combined balance sheet of Farmco, Inc. and Ro-Tech, Inc. as of December 31, 1999, and the related combined statements of earnings, shareholders' equity, and cash flows for the year then ended. The combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the financial position of Farmco, Inc. and Ro-Tech, Inc. as of December 31, 1999, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.



/s/  DELOITTE & TOUCHE LLP
-------------------------------------------

Portland, Oregon
July 11, 2000

FARMCO, INC. AND RO-TECH, INC.

COMBINED BALANCE SHEETS
MARCH 31, 2000 (UNAUDITED) AND DECEMBER 31, 1999
(IN THOUSANDS)
-------------------------------------------------------------------------------

                                                                                          MARCH 31,             DECEMBER 31,
ASSETS                                                                                      2000                   1999
                                                                                         (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents                                                                   $ 889                  $ 1,654
  Trade accounts and notes receivable                                                           385                      598
  Inventories                                                                                   401                      438
  Other                                                                                           5                       -
                                                                                             ------                   ------

           Total current assets                                                               1,680                    2,690

PROPERTY, PLANT, AND EQUIPMENT, Net                                                             524                      550

OTHER ASSETS                                                                                     45                       37
                                                                                             ------                   ------

TOTAL                                                                                       $ 2,249                  $ 3,277
                                                                                           ========                 ========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Note payable to shareholder                                                                 $ 502                    $ 502
  Accounts payable                                                                               85                      108
  Accrued expenses                                                                              305                      663
  Current portion of capital lease obligation                                                    19                       19
                                                                                             ------                   ------

           Total current liabilities                                                            911                    1,292
                                                                                             ------                   ------

CAPITAL LEASE OBLIGATION                                                                         54                       59

COMMITMENTS AND CONTINGENCIES                                                                    -                        -

SHAREHOLDERS' EQUITY:
  Common stock (Farmco, Inc.) - voting, no par value; 100,000 shares
    authorized; 100 shares issued and outstanding                                                34                       34
  Common stock (Farmco, Inc.) - nonvoting, no par value; 100,000 shares
    authorized; 400 shares issued and outstanding                                                20                       20
  Common stock (Ro-Tech, Inc.) - no par value; 500 shares authorized;
    100 shares issued and outstanding                                                             1                        1
  Retained earnings                                                                           1,229                    1,871
                                                                                             ------                   ------

           Total shareholders' equity                                                         1,284                    1,926
                                                                                             ------                   ------

TOTAL                                                                                       $ 2,249                  $ 3,277
                                                                                           ========                 ========

See notes to combined financial statements.

FARMCO, INC. AND RO-TECH, INC.

COMBINED STATEMENTS OF EARNINGS
THREE MONTHS ENDED MARCH 31, 2000 AND 1999 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 1999
(IN THOUSANDS)
-------------------------------------------------------------------------------

                                                                                                      YEAR
                                                               THREE MONTHS                          ENDED
                                                              ENDED MARCH 31,                      DECEMBER 31,
                                                            2000          1999                       1999
                                                                (UNAUDITED)

NET SALES                                                   $ 1,264       $ 831                      $ 4,169

COST OF SALES                                                   482         347                        1,466
                                                             ------      ------                       ------

           Gross profit                                         782         484                        2,703
                                                             ------      ------                       ------

OPERATING EXPENSES:
  Selling                                                       154         123                          573
  General and administrative                                    228         181                          775
  Depreciation                                                   30          32                          127
  Research and development                                        5           7                           56
                                                             ------      ------                       ------

           Total operating expenses                             417         343                        1,531
                                                             ------      ------                       ------

INCOME FROM OPERATIONS                                          365         141                        1,172

OTHER INCOME                                                      6           7                           40
                                                             ------      ------                       ------
EARNINGS BEFORE INCOME TAXES                                    371         148                        1,212

INCOME TAX EXPENSE                                                3          -                            28
                                                             ------      ------                       ------

NET EARNINGS                                                 $  368       $ 148                      $ 1,184
                                                             ======      ======                      =======

See notes to combined financial statements.

FARMCO, INC. AND RO-TECH, INC.

COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY
THREE MONTHS ENDED MARCH 31, 2000 (UNAUDITED) AND YEAR ENDED DECEMBER 31, 1999 (IN THOUSANDS)
-------------------------------------------------------------------------------

                                           COMMON STOCK
                                       ----------------------------------------
                                       FARMCO, INC. VOTING  FARMCO, INC. NONVOTING    RO-TECH, INC.
                                       -------------------  ----------------------  ----------------
                                                                                                         RETAINED
                                        SHARES      AMOUNT    SHARES     AMOUNT     SHARES  AMOUNT       EARNINGS       TOTAL
BALANCE AT JANUARY 1, 1999                 100       $  34        -        $ -         100     $ 1        $ 1,162     $ 1,197

Common stock issued                         -           -        400         20         -       -              -           20

Net earnings                                -           -         -          -          -       -           1,184       1,184

Shareholder distributions                   -           -         -          -          -       -            (475)       (475)
                                         -----       -----     -----      -----      -----    ----     ----------   ---------

BALANCE AT DECEMBER 31, 1999               100          34       400         20        100       1          1,871       1,926

Net earnings (unaudited)                    -           -         -          -          -       -             368      368.00

Shareholder distributions (unaudited)       -           -         -          -          -       -          (1,010)     (1,010)
                                         -----       -----     -----      -----      -----    ----     ----------   ---------

BALANCE AT MARCH 31, 2000 (Unaudited)      100       $  34       400       $ 20        100     $ 1         $1,229      $1,284
                                         =====       =====     =====      =====      =====    ====     ==========   =========

See notes to combined financial statements.

FARMCO, INC. AND RO-TECH, INC.

COMBINED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2000 AND 1999 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 1999
(IN THOUSANDS)
-------------------------------------------------------------------------------

                                                                           THREE MONTHS            YEAR ENDED
                                                                         ENDED MARCH 31,          DECEMBER 31,
                                                                         2000       1999             1999
                                                                           (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings                                                           $ 368      $ 148           $ 1,184
  Adjustments to reconcile net earnings to net cash provided by operating activities:
      Depreciation                                                          30         32               127
      Changes in assets and liabilities:
        Trade accounts and notes receivable                                213       (205)             (264)
        Inventories                                                         37       (112)             (149)
        Other assets                                                       (13)        -                (15)
        Accounts payable                                                   (17)        84                84
        Accrued expenses and other                                        (364)       433               318
                                                                        ------       ----               ---

           Cash provided by operating activities                           254        380             1,285
                                                                          ----       ----             -----

CASH FLOWS FROM INVESTING ACTIVITIES -
  Purchases of property, plant, and equipment                               (4)        (3)              (55)
                                                                          ----       ----              ----

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock                                    -          53                20
  Shareholder distributions                                             (1,010)      (240)             (475)
  Repayment of capital lease obligation                                     (5)         -                (8)
                                                                          ----       ----               ---

           Cash used in financing activities                           (1,015)      (187)             (463)
                                                                      --------     ------             -----

NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                                            (765)        190               767

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                           1,654        887               887
                                                                        ------       ----               ---

CASH AND CASH EQUIVALENTS, END OF PERIOD                                 $ 889    $ 1,077           $ 1,654
                                                                        ======   ========           =======

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
    Cash paid during the period for interest                               $ 2        $ 2            $ 46
    Cash paid during the period for income taxes                             3         -              28

See notes to combined financial statements.

FARMCO, INC. AND RO-TECH, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 2000 AND 1999 (UNAUDITED)

AND THE YEAR ENDED DECEMBER 31, 1999

--------------------------------------------------------------------------------


1.    THE COMPANIES

      Farmco, Inc. designs, manufactures, sells, and services automation systems for the food processing industry that process product streams of discrete pieces to improve food safety and quality with its principal place of business located in Redmond, Oregon. Ro-Tech, Inc. has operated throughout its corporate existence exclusively as a technology provider and manufacturer for Farmco, Inc. and for no other accounts or customers.

      In May 2000, the shareholders of Farmco, Inc. and Ro-Tech, Inc. (collectively the "Company") sold all of their issued and outstanding shares of common stock to Key Technology, Inc. for approximately $5,000,000.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      PRINCIPLES OF COMBINATION - The accompanying combined financial statements include the accounts of Farmco, Inc. and Ro-Tech, Inc. All significant intercompany transactions have been eliminated in combination.

      REVENUE RECOGNITION - Sales revenue net of allowances is generally recognized at the time equipment is shipped to customers or when title passes. Upon receipt of an order and throughout the production process, the Company generally receives deposits which are recorded as customers' deposits. The Company makes periodic evaluations of the creditworthiness of its customers and generally does not require collateral.

      CASH AND CASH EQUIVALENTS - The Company considers all highly liquid investments with original maturities of 90 days or less at date of acquisition to be cash equivalents.

      INVENTORIES are stated at the lower of cost (first-in, first-out method) or market.

      PROPERTY, PLANT, AND EQUIPMENT are recorded at cost and depreciated over estimated useful lives on the straight-line method. The range in lives for the assets is as follows:

                                                              Years

        Leasehold improvements                              30 to 40
        Manufacturing equipment                              7 to 10
        Office equipment, furniture, and fixtures            5 to 7



      OTHER ASSETS consist primarily of patent costs which are amortized over the estimated useful lives of 17 years. Management periodically evaluates the recoverability of other assets based upon current and anticipated net income and undiscounted future cash flows. Amortization of other assets was approximately $2,000 for the year ended December 31, 1999.

      INCOME TAXES - The Company has elected S corporation status under provisions of the Internal Revenue Code. Payment of federal and state taxes on income is the responsibility of the shareholders rather than the Company. The Company is subject only to state income taxes in certain states at nominal rates of tax. The Company's policy is to make distributions to shareholders in amounts at a minimum equal to the shareholders' federal and state tax liabilities on the earnings of the Company.

      ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      RESEARCH AND DEVELOPMENT - Costs associated with research and development activities are expensed as incurred.

      IMPAIRMENT OF LONG-LIVED ASSETS - The Company evaluates its long-lived assets for financial impairments and will continue to evaluate them if events or changes in circumstances indicate the carrying amount of such assets may not be fully recoverable.

      FINANCIAL INSTRUMENTS - Statement of Financial Accounting Standards ("SFAS") No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of the estimated fair value of financial instruments. The carrying value of the Company's cash, receivables, trade payables, and accrued expenses and notes payable approximates their estimated fair values due to the short maturities of those instruments.

3.    TRADE ACCOUNTS AND NOTES RECEIVABLE

      Trade accounts and notes receivable at December 31, 1999 consist of the following (in thousands):

        Trade accounts receivable                            $592
        Employee notes                                          6
                                                             ----

           Total trade accounts and notes receivable         $598
                                                             ====



4.    INVENTORIES

      Inventories at December 31, 1999 consist of the following (in thousands):

        Raw materials                                        $317
        Work-in-process and finished goods                    121
                                                             ----

           Total inventories                                 $438
                                                             ====



5.    PROPERTY, PLANT, AND EQUIPMENT

      Property, plant, and equipment at December 31, 1999 consists of the following (in thousands):

        Leasehold improvements                               $ 77
        Manufacturing equipment                             1,133
        Office equipment, furniture, and fixtures              45
                                                            -----

                                                            1,255

        Accumulated depreciation                             (705)
                                                            -----

           Total property, plant, and equipment - net       $ 550
                                                            =====

      Land and buildings include $85,000 of property under capital leases, and accumulated depreciation and amortization includes $14,000 of amortization for these leases.

6.    ACCRUED EXPENSES

      Accrued expenses at December 31, 1999 consist of the following (in thousands):

        Commissions                                         $ 117
        Customer deposits                                     430
        Pension, profit sharing, and other liabilities        116
                                                            -----

           Total accrued expenses                           $ 663
                                                            =====



7.    NOTE PAYABLE TO SHAREHOLDER

      Farmco, Inc. has a $500,000 demand note payable to the majority shareholder with interest payable monthly at a rate of prime plus 1% (9.5% at December 31, 1999). The note is secured by equipment and other assets owned by Farmco, Inc.

8.    LEASES

      Farmco, Inc. has entered into an operating lease agreement for its operating facility with the majority shareholder which expires on December 31, 2000. Lease expense on this facility for the year ended December 31, 1999 was $115,000.

      Also, Farmco, Inc. has entered into a capital lease agreement for machinery which expires on June 30, 2003. Lease payments on this machine for the year ended December 31, 1999 were $17,743. The future minimum payments under these leases for the next five years and thereafter are as follows (in thousands):

                                                     Operating      Capital
                                                      (Facility)    (Machinery)

             2000                                        $ 115          $ 26
             2001                                           -             26
             2002                                           -             26
             2003                                           -             13
                                                        ------          ----

                   Subtotal                                115            91
        Less amount representing interest               ------           (13)
                                                            -           ----

                   Total                                 $ 115          $ 78
                                                        ======          ====



9.    EMPLOYEE BENEFIT PLANS

      Farmco, Inc. has a money purchase pension plan and profit sharing plan which covers substantially all employees. Under the money purchase pension plan, participants receive a matching contribution of 5% of eligible compensation reduced by forfeitures. Under the profit sharing plan, participants receive a matching contribution of 15% of eligible compensation reduced by forfeitures. During the year ended December 31, 1999, Farmco, Inc. contributed $25,000 and $79,000 to the money purchase pension plan and profit sharing plan, respectively.

10.   CUSTOMERS

      During fiscal 1999, sales to four customers amounted to approximately 60% of total net sales. The Company's customers often make periodic large purchases of complete systems. The Company believes that the loss of any such customer would have a significant effect on the Company.

11.   INTERIM FINANCIAL INFORMATION (UNAUDITED)

      The accompanying interim financial statements as of March 31, 2000 and for the three months ended March 31, 2000 and 1999 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the annual audited financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position as of March 31, 2000 and their results of operations and their cash flows for the three months ended March 31, 2000 and 1999. The results for the three months ended March 31, 2000 and 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000.

                                  * * * * * *

       (b)   Pro Forma Financial Information.

       The following pro forma financial information is included in this report:

       Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31,
       2000

       Notes to Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2000

       Unaudited Pro Forma Condensed Combined Statement of Earnings for the Six Months Ended March 31, 2000

       Notes to Unaudited Pro Forma Condensed Combined Statement of Earnings for the Six Months Ended March 31, 2000

       Unaudited Pro Forma Condensed Combined Statement of Earnings for the Year Ended September 30, 1999

       Notes to Unaudited Pro Forma Condensed Combined Statement of Earnings for the Year Ended September 30, 1999

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Effective May 16, 2000 Key Technology entered into an agreement to purchase the outstanding stock of Farmco and its sister corporation Ro-Tech. The purchase price was $5,040,000, including acquisition costs. Key Technology will account for the acquisition using the purchase method of accounting.

The combined financial statements of Farmco and Ro-Tech use a different fiscal year than the financial statements of Key Technology. For purposes of the pro forma statements of earnings, the fourth quarter of Farmco and Ro-Tech's fiscal year ending December 31, 1999 is included in both the pro forma statements of earnings for the year ended September 30, 1999 and the six months ended March 31, 2000. The fourth quarter of Farmco and Ro-Tech's fiscal year ended December 31, 1999 reflected sales of $957,000 and net income of $43,000.

The Unaudited Pro Forma Condensed Combined Balance Sheet is prepared as of March 31, 2000 and illustrates the effects of the acquisition as if it had occurred on that date. The Unaudited Pro Forma Statements of Earnings are prepared for the six months ended March 31, 2000 and for the year ended September 30, 1999 and illustrate the effects of the acquisition as if they had occurred as of the beginning of the earliest period presented.

The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the 1999 audited consolidated financial statements of Key Technology, including the notes thereto, which were included in a Registration Statement on Form S-4 (Registration No. 333-36920), as amended by pre-effective Amendment No. 1, which was declared effective by the Securities and Exchange Commission on June 7, 2000, the audited combined financial statements of Farmco and Ro-Tech, included elsewhere herein, and the Notes to the Unaudited Pro Forma Condensed Combined Financial Statements. The pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or the results of operations that would have actually been reported had the acquisition occurred at the beginning of the period presented, nor is it necessarily indicative of future financial positions or results of operations. The cost of the acquisition has been allocated to the assets acquired and liabilities assumed based on their estimated fair values as determined by management. The determination of the purchase price as well as the allocation of the costs of the acquisition are preliminary, and may be subject to further change as the company finalizes its estimates.

Key Technology, Inc and Subsidiaries
Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2000

                                                          Historical    Historical    Pro Forma           Pro Forma
                                                              Key         Farmco     Adjustments          Combined
                                                          -----------   -----------  -----------         ---------
                                                                         (Dollars in Thousands)
ASSETS

Current Assets:
   Cash and Cash Equivalents                                 $  6,351    $      889    $  (5,631) 1)         $1,609
   Short-term Investments                                       2,485             -            -              2,485
   Trade Accounts Receivable, net                              11,939           385            -             12,324
   Inventories                                                                                 -
     Raw Materials                                              4,694           301            -              4,995
     Work-in-process and sub-assemblies                         5,625           100            -              5,725
     Finished Goods                                             2,753             -            -              2,753
                                                           -----------  ------------  -----------         -----------
       Total Inventories                                       13,072           401            -             13,473
   Other Current Assets                                         1,935             5            -              1,940
                                                           -----------  ------------  -----------         -----------
         Total Current Assets                                  35,782         1,680       (5,631)            31,831

Property, Plant, and Equipment, Net                             8,073           524            -              8,597
Goodwill and Other Intangibles, Net                             1,501            45        5,695  1)          7,241
Other Assets                                                      624             -            -                624
                                                           -----------  ------------  -----------         -----------
         Total                                                $45,980      $  2,249    $      64            $48,293
                                                           ===========  ============  ===========         ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
    Note Payable to Shareholder                              $     -       $    502   $     (502) 1)       $     -
   Accounts Payable and Accrued Liabilities                     9,404           349                           9,753
   Customer Deposits                                            2,559            43            -              2,602
   Short-term Borrowings and Debt                                 291            19            -                310
                                                           -----------  ------------  -----------         -----------
         Total Current Liabilities                             12,254           913         (502)            12,665

Long-term Debt                                                    510            52                             562
Deferred Income Taxes                                               -             -        1,850  1)          1,850
Total Shareholders Equity                                      33,216         1,284       (1,284) 1)& 2)     33,216
                                                           -----------  ------------  -----------         -----------
         Total                                                $45,980       $ 2,249    $      64            $48,293
                                                           ===========  ============  ===========         ===========

Key Technology Inc.
Notes to Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2000


Adjustments

1) To record the acquisition and adjust the purchased assets to fair market value, including recognition of goodwill. For illustrative purposes, the acquisition price has been calculated as follows:

     PURCHASE PRICE:

     Cash                                               $4,990,000
     Acquisition costs, paid in cash                        50,000
                                                      --------------
          Total purchase price                          $5,040,000
                                                      ==============


     THE PURCHASE PRICE IS ALLOCATED AS FOLLOWS:

     Cash                                                 $298,000
     Accounts Receivable                                   385,000
     Inventory                                             401,000
     Other Current Assets                                    5,000
     Property, Plant and Equipment                         524,000
     Goodwill and Other Intangibles                      5,740,000
     Liabilities Assumed                                  (463,000)
     Deferred Tax Liability                             (1,850,000)
                                                      --------------
          Total                                         $5,040,000
                                                      ==============

     Cash, liabilities and equity has been reduced to reflect the payment of a $502,000 loan to the primary shareholder of Farmco and payment of $89,000 of S Corporation distributions as required by the purchase agreement.

     Included in goodwill and other intangibles is $5,000,000 related to existing patents and technologies and $740,000 of goodwill.

2)   To eliminate the acquired company's remaining shareholders equity.

Key Technology, Inc and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Earnings
For the Six Months Ended March 31, 2000

                                                            Historical   Historical    Pro Forma           Pro Forma
                                                               Key         Farmco     Adjustments           Combined
                                                           -----------  -----------  ------------        -------------
                                                                 (Dollars in Thousands, except per share data)
Net Sales                                                    $32,160     $  2,221     $                    $ 34,381
                                                                                             -
Cost of Sales                                                 20,285          893            -               21,178
                                                           -----------  -----------   -----------         ------------
Gross Profit                                                  11,875        1,328            -               13,203
Operating Expenses:
   Selling and Marketing                                       5,739          299            -                6,038
   Research and Development                                    2,404           14            -                2,418
   General and Administrative                                  2,632          606          275    1)          3,513
                                                           -----------  -----------   -----------         ------------
Total Operating Expense                                       10,775          919          275               11,969
                                                           -----------  -----------   -----------         ------------
Income From Operations                                         1,100          409         (275)               1,234
Other Income                                                     279            5            -                  284
                                                           -----------  -----------   -----------         ------------
Earnings (Loss) Before Income Taxes                            1,379          414         (275)               1,518
Income Tax Expense                                               455            3           56    2) 3)         514
                                                           -----------  -----------   -----------         ------------
Net Earnings (Loss)                                        $     924    $     411        $(331)             $ 1,004
                                                           ===========  ===========   ===========         ============


Net Earnings Per Share - Basic                             $    0.20                                      $    0.21
                                                           ===========                                    ============
Net Earnings Per Share - Diluted                           $    0.20                                      $    0.21
                                                           ===========                                    ============

Shares used in Per Share Calculation - Basic                   4,717                                          4,717
                                                           ===========                                    ============
Shares used in Per Share Calculation - Diluted                 4,720                                          4,720
                                                           ===========                                    ============


Key Technology Inc.
Notes to Unaudited Pro Forma Condensed Combined Statement of Earnings For the Six Months Ended March 31, 2000

Adjustments

1) To record the amortization of purchased intangibles and goodwill. The adjustment consists of the following:

     Amortization of patents and existing technologies
     over 10 years on a straight line basis                            $250,000
     Amortization of goodwill over 15 years on a straight line basis     25,000
                                                                      ---------
          Total                                                        $275,000
                                                                      =========

2) To add Federal income taxes at the statutory rate of 34%. The acquired companies were subchapter S corporations and as such Federal income taxes pass through to the shareholders and are not incurred at the corporate level. This adjustment reflects the income tax rate had these companies been merged as of the beginning of the period.

3) To record the income tax effect of pro forma adjustments using the statutory rate of 34%. There is no income tax benefit from the $25,000 amortization of goodwill as this is a permanent book/tax difference.

Key Technology, Inc and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Earnings
For the Year Ended September 30, 1999

                                                            Historical   Historical    Pro Forma           Pro Forma
                                                               Key         Farmco     Adjustments           Combined
                                                           -----------  -----------   -----------         -----------
                                                                 (Dollars in Thousands, except per share data)
Net Sales                                                    $68,028     $  4,147     $      -             $ 72,175
Cost of Sales                                                 42,281        1,586            -               43,867
                                                           -----------  -----------   -----------         -----------
Gross Profit                                                  25,747        2,561            -               28,308
Operating Expenses:
   Selling and Marketing                                      11,125          614            -               11,739
   Research and Development                                    4,347           31            -                4,378
   General and Administrative                                  5,550          697           549   1)          6,796
                                                           -----------  -----------   -----------         -----------
Total Operating Expense                                       21,022        1,342           549              22,913
                                                           -----------  -----------   -----------         -----------
Income From Operations                                         4,725        1,219          (549)              5,395
Other Income (Expense)                                           436           (5)           -                  431
                                                           -----------  -----------   -----------         -----------
Earnings(Loss) Before Income Taxes                             5,161        1,214          (549)              5,826
Income Tax Expense                                             1,632           28           243   2) 3)       1,903
                                                           -----------  -----------   -----------         -----------
Net Earnings(Loss)                                          $  3,529     $  1,186     $    (792)          $   3,923
                                                           ===========  ===========   ===========         ===========


Net Earnings Per Share - Basic                             $    0.75                                      $    0.83
                                                           ===========                                    ===========
Net Earnings Per Share - Diluted                           $    0.75                                      $    0.83
                                                           ===========                                    ===========

Shares used in Per Share Calculation - Basic                   4,707                                          4,707
                                                           ===========                                    ===========
Shares used in Per Share Calculation - Diluted                 4,711                                          4,711
                                                           ===========                                    ===========

Key Technology Inc.
Notes to Unaudited Pro Forma Condensed Combined Statement of Earnings For the Year Ended September 30, 1999

Adjustments

1) To record the amortization of purchased intangibles and goodwill. The adjustment consists of the following:

     Amortization of patents and existing technologies over
     10 years on a straight line basis                              $500,000
     Amortization of goodwill over 15 years on a straight
     line basis                                                       49,000
                                                                 --------------
          Total                                                     $549,000
                                                                 ==============

2) To add Federal income taxes at the statutory rate of 34%. The acquired companies were subchapter S corporations and as such Federal income taxes pass through to the shareholders and are not incurred at the corporate level. This adjustment reflects the income tax rate had these companies been merged as of the beginning of the period.

3) To record the income tax effect of pro forma adjustments using the statutory rate of 34%. There is no income tax benefit from the $49,000 amortization of goodwill as this is a permanent book/tax difference.

       (c)   Exhibits.

       None.

                                  SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    KEY TECHNOLOGY, INC.


                                    By: /s/ Thomas C. Madsen
                                       ------------------------------------
                                       Thomas C. Madsen, President and
                                         Chief Executive Officer

Dated:  July 27, 2000